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                                                                    Exhibit 5.01

                      [Letterhead of O'Melveny & Myers LLP]


September 22, 2004
American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773                                      OUR FILE NUMBER
                                                                     020,630-029


            RE:     ISSUANCE OF COMMON SHARES


Ladies and Gentlemen:

      We have acted as your counsel in connection with (i) the registration statement on Form S-3 (the "Initial Registration Statement") filed by American States Water Company (the "Company") with the Securities and Exchange Commission on December 3, 1998, as amended by Amendment No. 1 filed on July 13, 2000, in connection with the registration of up to $60,000,000 of debt securities, common shares, new preferred shares and depository shares; (ii) the new shelf registration statement (the "Registration Statement") filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933 in an aggregate amount of $12,000,000; (iii) the Prospectus dated December 22, 2003 (the "Prospectus"); and (iv) the Prospectus Supplement dated September 22, 2004 (the "Prospectus Supplement"), with respect to the issuance and sale of an aggregate of 1,400,000 shares (the "Firm Shares") of Common Shares, no par value (the "Common Stock") and the grant of an option to purchase up to an additional 210,000 shares of Common Stock (the "Additional Shares" and, together with the Firm Shares, the "Shares"). We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Shares.

      The Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon the issuance and sale thereof in the manner referenced in the Prospectus and Prospectus Supplement and the countersigning of the certificate representing the Common Stock by a duly authorized signatory of the registrar of the Shares, the Shares will be validly issued, fully paid and non-assessable.

      We consent to (i) the inclusion of this opinion in the Current Report on Form 8-K dated September 22, 2004, which is incorporated by reference in the Registration Statement, Prospectus and Prospectus Supplement, (ii) the reference to our firm in the Prospectus contained under the heading "Legal Matters" and
(iii) the reference to our firm in the Prospectus Supplement contained under the heading "Validity of Common Shares".

                                         Respectfully submitted,

                                         /s/ O'Melveny & Myers LLP